UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2006
THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The Greenbrier Companies, Inc. (the “Company”) [NYSE: GBX] announced that it has signed a contract with a major customer to build 13,000 new railcar units (which equates to 7,400 new railcars, as Greenbrier treats each platform of a railcar as a separate unit) of various types valued at nearly $800 million. The railcars will be delivered over a five-year period, with 5,300 units to be delivered in calendar 2006 and calendar 2007, and the balance to be delivered in calendar 2008 through 2010. Deliveries beyond 2007 are subject to fulfillment of certain competitive conditions. The contract contains provisions for potential changes in costs and pricing to provide protection to the customer and Greenbrier.
     Over one-half of the order is for double-stack intermodal units. The balance consists of conventional railcars: primarily covered hopper cars and a lesser number of center partition flat cars. The contract also contains options to increase the number of units in later years.
     The Greenbrier Companies (www.gbrx.com), headquartered in Lake Oswego, OR, is a leading supplier of transportation equipment and services to the railroad industry. In addition to building new railroad freight cars in the U.S., Canada, and Mexico and to repairing and refurbishing freight cars and wheels at 17 locations across North America, Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 11,000 railcars, and performs management services for approximately 131,000 railcars.
     “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This document may contain forward-looking statements. Greenbrier uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intent” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, actual future costs and the availability of materials and a trained workforce; steel price increases and scrap surcharges; changes in product mix and the mix between manufacturing and leasing & services segment; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain contracts for the sale of newly manufactured equipment; all as may be discussed in more detail under the heading “Forward Looking Statements” on pages 3 through 4 of Part I of our Annual Report on Form 10-K for the fiscal year ended August 31, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: January 25, 2006	By:	/s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)